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                        SECURITIES AND EXCHANGE COMMISSION


                              Washington, D.C. 20549


                           -----------------------------

                                     FORM 8-K

                                  CURRENT REPORT

                        Pursuant to Section 13 and 15(d) of the
                           Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) August 26, 1996
                                                       ----------------


                                 SIGNATURE INNS, INC.

                (Exact name of Registrant as specified in charter)


         Indiana                       0-9659               35-1426996

  (State or other jurisdic-          (Commission           (IRS Employer
   tion of incorporation)             File Number)      Identification No.)


     250 East 96th Street, Suite 450, Indianapolis, Indiana 46240

      (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code    (317) 581-1111
                                                      --------------


                                    N/A
         (Former name or former address, if changed since last report.)



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ITEM 5. OTHER EVENTS.


     The Company issued the following press release today regarding its plan to acquire full ownership of all Signature Inn hotels:


FOR IMMEDIATE RELEASE
AUGUST 26, 1996

SIGNATURE INNS, INC. ANNOUNCES PLANS FOR THE ACQUISITION OF PARTNERSHIP OWNED SIGNATURE INNS HOTELS

INDIANAPOLIS, INDIANA

Signature Inns, Inc. announced today that it is proceeding with a plan to acquire full ownership of the Signature Inn hotels which are now owned by the Company's affiliated partnerships and joint ventures. The Company believes these acquisitions will be beneficial both to its partners and to its shareholders. The Company proposes to finance the acquisitions by means of a public offering of its common stock to be commenced in the fall of 1996. Any offering will be made only by means of a prospectus.

Currently the company operates 23 Signature Inns in six Midwestern states. All Signature Inns are owned by limited partnerships or joint ventures in which the Company also has an ownership interest and serves as the general partner or managing partner.

The first Signature Inn opened in March 1981, when the Company introduced the mid-priced lodging segment. Signature Inns provide luxury accommodations at moderate prices with amenities such as a swimming pool, a free continental breakfast, business center, a Signature Club program, and many other amenities designed for both business and leisure travelers. The Company's commitment to continued refurbishing and its unique "legendary service program" has enabled the hotels and concept to stay fresh and viable.



                           *     *     *     *     *


     Also today, John D. Bontreger, President and Chief Executive Officer of the Company, mailed a letter to all shareholders of the Company conveying the text of the press release.





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                                   Signature



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Signature Inns, Inc.
                                        (Registrant)


                                   By: s/
                                         --------------------------------
                                         John D. Bontreger, President and
                                         Chief Executive Officer






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